Exhibit 10.1

LIMITED PARTNERSHIP AGREEMENT
OF
SILVER BAY OPERATING PARTNERSHIP L.P.

This Limited Partnership Agreement of Silver Bay Operating Partnership L.P. (this “Agreement”), is entered into by and between Silver Bay Management LLC, as general partner (the “General Partner”), and Silver Bay Realty Trust Corp., as limited partner (the “Limited Partner”).  The General Partner and the Limited Partner are referred to collectively as the “Partners.”

The General Partner and the Limited Partner, having formed a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101, et seq.), as amended from time to time (the “Act”), hereby agree as follows:

1.                             Name.  The name of the limited partnership formed hereby is Silver Bay Operating Partnership L.P.

2.                             Purpose.  The Partnership has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3.                             Registered Office.  The registered office of the Partnership in the State of Delaware shall be as determined by the General Partner from time to time.

4.                             Registered Agent.  The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware shall be as determined by the General Partner from time to time.

5.                             Powers.  The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.  Notwithstanding any other provisions of this Agreement, the General Partner is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of the Limited Partner.

6.                             Dissolution.  The Partnership shall dissolve, and its affairs shall be wound up, upon the mutual consent of the Partners or at such earlier time as the Partnership is dissolved under the Act.

7.                             Capital Contributions.  The Partners shall contribute such amounts, in cash or property, to the Partnership as they shall mutually determine from time to time.

8.                             Allocation of Profits and Losses.  The Partnership’s profits and losses shall be allocated in proportion to the capital contributions of the Partners and if no capital contributions are made, 1% to the General Partner and 99% to the Limited Partner.

9.                             Distributions.  Distributions shall be made to the Partners at the times and in the aggregate amounts determined by the General Partner.  Such distributions shall be allocated among the Partners in proportion to their capital account balances immediately before the distribution.

10.                      Assignments.  Neither Partner may assign all or any part of its partnership interest or withdraw from the Partnership without the consent of the other Partner.

11.                      Admission of Additional Partners.  One (1) or more additional limited partners may be admitted to the Partnership with the consent of the General Partner.

12.                      Amendments.  This Agreement may be amended by the General Partner without the consent of the Limited Partner.

13.                      Liability of Limited Partner.  The Limited Partner shall not have any liability for the obligations or liabilities of the Partnership except to the extent required by the Act.

14.                      Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Partnership Agreement as of the 5th day of November, 2012.

GENERAL PARTNER:	Silver Bay Management LLC
by Silver Bay Realty Trust Corp.,
its sole member

	By	/s/ David N. Miller

	Name:	David N. Miller

	Title:	CEO

LIMITED PARTNER:	Silver Bay Realty Trust Corp.

	By	/s/ David N. Miller

	Name:	David N. Miller

	Title:	CEO